               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) April 18, 1996



                          AMERICAN EXPRESS COMPANY
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             New York                   1-7657          13-4922250
   -------------------------------   --------------    ------------
     (State or other jurisdiction     (Commission      (IRS Employer
         of incorporation)            File Number)     Identification)


   200 Vesey Street, World Financial Center
   New York, New York                                         10285
   -----------------------------------------------         ---------
   (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number,                      (212) 640-2000
   including area code                                 --------------


   -----------------------------------------------------------------
    (Former name or former address, if changed since last report.)




==============================================================================

Item 5.  Other Events

     (a)  First Quarter Financial Results

     On April 18, 1996, American Express Company issued the following press release:

NEW YORK, April 18, 1996 - American Express Company today reported first quarter net income of $396 million, up 12 percent from a year ago.

   On a per share basis, first quarter net income was $0.80, compared with $0.70 a year ago, an increase of 14 percent.

   Travel Related Services (TRS) reported first quarter net income of

$286 million, a 9 percent increase over net income of $263 million a year ago.

   Last year's results included income from AMEX Life, a subsidiary that was sold in October, 1995.  Proceeds from this sale are being used to partially fund the Company's share repurchase program.  Excluding the year ago results for AMEX Life, TRS' net income grew approximately 13 percent, revenues increased approximately 6 percent and expenses were up approximately 4 percent, compared with the year ago quarter.

   Net revenues reflect an increase in worldwide billed business on

American Express Cards and growth in Cardmember loans outstanding.  The increase in billed business resulted from higher spending per

Cardmember, due in part to the benefits of rewards programs and increased merchant coverage, as well as an increase in the number of

Cards outstanding.

   The charge card provision for losses increased, reflecting volume growth as well as higher loss rates, while the lending provision for losses increased due to higher loss rates.  These increases were offset by lower marketing and promotion expenses and other operating expenses.

   American Express Financial Advisors (AXP Advisors) reported record first quarter net income of $130 million, a 21 percent increase over net income of $107 million a year ago.

   Revenue and earnings growth benefited primarily from higher fee revenues due to an increase in managed assets and growth in distribution fees primarily from sales of mutual funds.  These increases were partially offset by the impact of somewhat lower investment margins.

   AXP Advisors reported record sales of mutual funds, life and other insurance products and annuities, while sales of investment certificates declined from last year.

   American Express Bank (AEB) reported first quarter net income of $19 million, compared with net income of $16 million a year ago.

   The improvement in earnings was principally due to expense savings,

partially offset by lower revenues.  These results reflect the impact of the Bank's continued efforts to focus on strategic markets and eliminate low return activities, as well as the impact of cost reduction initiatives.

   Corporate and Other reported first quarter net expenses of $39 million, compared with net expenses of $33 million a year ago.  Both years include the Company's share of the Travelers Inc. revenue participation in accordance with an agreement related to the 1993 sale of the Shearson Lehman Brothers Division, which was offset by expenses related to certain business building initiatives.

   American Express Company, a global travel and financial services firm founded in 1850, provides customers with a variety of products and services consistent with its brand.  The Company provides individuals with charge and credit cards, travelers cheques and other stored value products.  It also offers financial planning, brokerage services, mutual funds, insurance and other investment products.

   Through its family of Corporate Card services, American Express helps companies and institutions manage their travel, entertainment and purchasing expenses. It provides investment management services and administers pension and other employee benefit plans.  The Company also offers accounting and tax preparation to small businesses, and financial education services to employees at their places of work.

   As the world's largest travel agency, American Express offers travel and related consulting services to individuals and corporations around the globe.  The Company also provides banking services to corporations,

wealthy entrepreneurs, financial institutions and retail customers outside the United States.

                               AMERICAN EXPRESS COMPANY
                                  FINANCIAL SUMMARY
                                    (Unaudited)

(dollars in millions, except per share amounts)
                                      Three Months Ended
                                            March 31,
                                      ------------------ Percentage
                                         1996     1995   Inc/(Dec)
                                        -------  ------- ---------
Revenues by Industry Segment (A)
- --------------------------------
 Travel Related Services                 $2,750   $2,741      0.4%
 American Express Financial Advisors      1,003      874     14.7
 American Express Bank                      146      160     (9.1)
                                        -------  -------
                                          3,899    3,775      3.3
 Corporate and Other,
   including adjustments and
   eliminations                             (17)      (4)  (325.0)
                                        -------  -------
CONSOLIDATED REVENUES (A)                $3,882   $3,771      2.9
                                        =======  =======

Pretax Income by Industry Segment
- ---------------------------------
 Travel Related Services                   $416     $377     10.3%
 American Express Financial Advisors        196      164     19.9
 American Express Bank                       29       22     32.6
                                        -------  -------
                                            641      563     14.0

     Corporate and Other                    (76)     (65)   (18.6)
                                        -------  -------
PRETAX INCOME                              $565     $498     13.4
                                        =======  =======

Net Income by Industry Segment
- -----------------------------
 Travel Related Services                   $286     $263      8.6%
 American Express Financial Advisors        130      107     21.0
 American Express Bank                       19       16     21.9
                                        -------  -------
                                            435      386     12.6

     Corporate and Other                    (39)     (33)   (16.6)
                                        -------  -------
NET INCOME                                 $396     $353     12.2
                                        =======  =======

NET INCOME PER COMMON SHARE               $0.80    $0.70     14.3
                                        =======  =======
Cash dividends declared per
  common share                           $0.225   $0.225
                                        =======  =======
Average shares outstanding (000's)      490,610  502,588
                                        =======  =======

(A) Revenues are reported net of interest expense, where applicable. (Preliminary)
                              Travel Related Services
                                Statement of Income
                                   (Unaudited)

(Amounts in millions, except percentages)

                                      Three Months Ended
                                            March 31,
                                      ------------------ Percentage
                                        1996      1995   Inc/(Dec)
Net Revenues:                         --------  -------  ---------
 Discount Revenue                       $1,141    $1,018     12.1%
 Net Card Fees                             421       436     (3.5)
 Travel Commissions and Fees               298       295      0.8
 Interest and Dividends                    191       243    (21.7)
 Other Revenues                            424       513    (17.1)
                                      --------   -------
                                         2,475     2,505     (1.2)
                                      --------   -------
  Lending:
   Finance Charge Revenue                  404       354     14.3
   Interest Expense                        129       118      9.2
                                      --------   -------
       Net Finance Charge Revenue          275       236     16.9
                                      --------   -------
           Total Net Revenues            2,750     2,741      0.4
                                      --------   -------
Expenses:
  Marketing and Promotion                  200       229    (12.8)
  Provision for Losses and Claims:
     Charge Card                           210       164     27.5
     Lending                               188       106     77.8
     Other                                  24       122    (79.9)
                                      --------   -------
            Total                          422       392      7.8
                                      --------   -------
  Interest Expense:
     Charge Card                           167       156      6.8
     Other Interest Expense                 95       110    (12.9)
                                      --------   -------
            Total                          262       266     (1.4)
  Net Discount Expense *                   126       100     26.0
  Human Resources                          704       693      1.6
  Other Operating Expenses                 620       684     (9.4)
                                      --------   -------
            Total Expenses               2,334     2,364     (1.2)
                                      --------   -------
Pretax Income                              416       377     10.3
Income Tax Provision                       130       114     14.4
                                      --------   -------
Net Income                                $286      $263      8.6
                                      ========   =======

* The impact of Net Discount Expense (related to TRS' securitized receivables) was to:
   Decrease the Provision for Losses
    and Claims-Charge Card                 $54       $37     44.6
   Decrease Interest Expense-Charge Card    41        41     (0.4)
   Increase Other Revenues                  31        22     43.7
                                       --------   -------
   Total Net Discount Expense             $126      $100     26.0
                                      =========   =======

Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.

(Preliminary)
                         Travel Related Services (continued)
                           Selected Statistical Information
                                 (Unaudited)
(Amounts in billions, except percentages and where indicated)

                                      Three Months Ended
                                            March 31,
                                      ------------------ Percentage
                                        1996      1995   Inc/(Dec)
                                      --------   -------  ---------
Total Cards in Force (millions):
     United States                        27.1      25.1      8.0%
     Outside the United States *          11.6      11.5      0.7
                                      --------   -------
           Total                          38.7      36.6      5.7
                                      ========   =======
Basic Cards in Force (millions):
     United States                        20.5      18.6     10.5
     Outside the United States *           9.2       8.9      1.8
                                      --------   -------
           Total                          29.7      27.5      7.7
                                      ========   =======
Card Billed Business:
    United States                        $29.8     $26.0     14.2
    Outside the United States *           11.8      11.0      8.2
                                      --------   -------
          Total                          $41.6     $37.0     12.5
                                      ========   =======
 Owned and Managed Cardmember Receivables
 (excluding Revolving Card Products):
  Total Cardmember Receivables           $18.8     $16.9     11.5
  90 Days Past Due as a % of
   Total Cardmember Receivables            4.1%      3.7%      -
  Total Loss Reserves                     $1.0      $0.8     18.1
     % of Cardmember Receivables           5.3%      5.0%      -
     % of 90 Days Past Due                 129%      135%      -
  Cardmember Receivables Loss Ratio,
     Net of Recoveries                     0.5%      0.5%      -

   U.S. Cardmember Lending (including
    Revolving Card Products):
    Total Cardmember Loans                $10.2      $8.3    23.0
    30 Days Past Due as a % of Total
     Cardmember Loans                       3.5%      3.5%     -
    Total Loss Reserves                    $0.5      $0.4    32.6
      % of Cardmember Loans                 4.7%      4.4%     -
      % of 30 Days Past Due                 136%      124%     -
      Write-Off Rates                       5.2%      4.1%     -

Travelers Cheque Sales                     $5.3      $5.4    (1.8)
Average Travelers Cheques Outstanding      $5.7      $5.4     6.3
Travel Sales                               $3.6      $3.4     5.7
Return on Average Equity **                24.7%     24.1%     -

* Both years include Cards issued by strategic alliance partners and independent operators as well as business billed on those Cards.
**  ROE is calculated excluding the effect of SFAS #115.
Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.
(Preliminary)
                      American Express Financial Advisors
                             Statement of Income
                                 (Unaudited)

(Amounts in millions, except percentages and where indicated)

                                      Three Months Ended
                                            March 31,
                                      ------------------ Percentage
                                        1996      1995   Inc/(Dec)
Revenues:                             --------   -------  ---------
 Investment Income                        $569      $535      6.3%
 Management and Distribution Fees          279       206     35.9
 Other Income                              155       133     15.9
                                      --------   -------
       Total Revenues                    1,003       874     14.7
                                      --------   -------
Expenses:
 Provision for Losses and Benefits:
    Annuities                              298       273      9.0
    Insurance                              109        94     14.9
    Investment Certificates                 53        49      8.5
                                      --------   -------
       Total                               460       416     10.3
 Human Resources                           246       207     18.9
 Other Operating Expenses                  101        87     16.4
                                      --------   -------
       Total Expenses                      807       710     13.5
                                      --------   -------
Pretax Income                              196       164     19.9
Income Tax Provision                        66        57     17.8
                                      --------   -------
Net Income                                $130      $107     21.0
                                      ========   =======

                       Selected Statistical Information
                       --------------------------------

Life Insurance in Force (billions)       $61.2     $54.4     12.4
                                      ========   =======
Assets Owned and/or Managed (billions):
  Assets managed for institutions        $32.7     $30.3      7.8
  Assets owned and managed for individuals
       Owned Assets                       49.0      42.3     15.8
       Managed Assets                     51.4      40.4     27.2
                                      --------   -------
                 Total                  $133.1    $113.0     17.8
                                      ========   =======
Sales of Selected Products:
  Mutual Funds                          $3,569    $2,288     56.0
  Annuities                             $1,155    $1,096      5.4
  Investment Certificates                 $136      $412    (67.0)
  Life and Other Insurance Sales           $95       $83     14.8

Fees From Financial Plans
   (thousands)                         $11,623   $10,419     11.6
Number of Financial Advisors             7,954     8,015     (0.8)
Product Sales Generated from
 Financial Plans as a Percentage
 of Total Sales                           63.3%     63.5%      -
Return on Average Equity *                19.6%     18.7%      -

* ROE is calculated excluding the effect of SFAS #115.

(Preliminary)
                              American Express Bank
                               Statement of Income
                                   (Unaudited)

(Amounts in millions, except percentages)

                                      Three Months Ended
                                            March 31,
                                      ------------------ Percentage
                                        1996      1995   Inc/(Dec)
Net Revenues:                         --------   -------  ---------
 Interest Income                          $211      $239    (11.8%)
 Interest Expense                          134       157    (15.0)
                                      --------   -------
      Net Interest Income                   77        82     (5.7)
 Commissions, Fees and Other
   Revenues                                 49        59    (17.7)
 Foreign Exchange Income                    20        19      3.3
                                      --------   -------
      Total Net Revenues                   146       160     (9.1)
                                      --------   -------
Provision for Credit Losses                  4         3     18.8
                                      --------   -------
Expenses:
  Human Resources                           56        64    (12.5)
  Other Operating Expenses                  57        71    (20.2)
                                      --------   -------
      Total Expenses                       113       135    (16.6)
                                      --------   -------
Pretax Income                               29        22     32.6
Income Tax Provision                        10         6     57.6
                                      --------   -------
Net Income                                 $19       $16     21.9
                                      ========   =======

                       Selected Statistical Information
                       --------------------------------

Return on Average Assets                  0.64%     0.46%      -
Return on Average Common Equity *        10.57%     8.14%      -
Total Loans                             $5,325    $5,371     (0.8)
Reserve for Credit Losses                 $110      $112     (1.4)
Total Nonperforming Loans                  $35       $32     11.1
Other Real Estate Owned                    $43       $55    (21.0)
Risk-Based Capital Ratios:
     Tier 1                               9.0%      7.7%       -
     Total                               12.9%     14.9%       -
Leverage Ratio                            5.5%      4.9%       -

* ROE is calculated excluding the effect of SFAS #115.

     (b)  Forward-looking Statements.

     In a telephone conference with analysts on Thursday, April 18, 1996,

Ronald Stovall, Vice President of Investor Relations for American

Express Company, stated among other things, that he expected marketing and promotion expenses at TRS for the full year in 1996 to equal or exceed last year's total marketing and promotion expenses at TRS.  He also stated that while certain risk factors exist relating to future credit trends (e.g., consumer credit trends, overall economic conditions), substantial reserving at

TRS during the latter part of 1995 and recent improving trends within the TRS credit portfolios relating to charge and credit cards suggest that quarterly year over year provision comparisons will improve over the course of 1996.

     Such statements are forward looking statements as defined

in the Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  Important factors that could cause actual results to differ materially include, but are not limited to, consumer and/or business spending per Cardmember, which may result from general economic conditions affecting consumers or businesses, including the overall levels of consumer debt; the level of competition for TRS products, including a possible

willingness on the part of certain large competitors to cut

interest rates, card fees and/or discount rates for their card products in order to preserve or gain market share; an increase in spending by competitors on advertising; the risks inherent in new product introductions, including uncertainty of customer acceptance of the product's value proposition relative to

competitors' products, and competitors' response to the

introduction; the continued effectiveness of TRS' reengineering initiatives on marketing and promotion costs; general economic and business conditions, including higher interest rates and consumer credit trends, which could affect the ability of

consumers and businesses to repay credit and charge card debt to

TRS; the rate of bankruptcies of consumers and businesses; and

the volume of new card products issued by TRS, which typically involve higher provisioning.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         AMERICAN EXPRESS COMPANY


                         By:    /s/ Stephen P. Norman
                                ----------------------------
                         Name:  Stephen P. Norman
                         Title: Secretary



Dated:  April 18, 1996







































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